As filed with the Securities and Exchange Commission on December 10, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIV Capital Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey México, CDMX, C.P. 11040 Telephone: +52 55 1100 2470
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alex Rossi, Chairman LIV Capital Acquisition Corp. c/o LIV Capital Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey México, CDMX, C.P. 11040 Telephone: +52 55 1100 2470

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000	David Alan Miller Jeffrey M. Gallant Graubard Miller 405 Lexington Avenue, 11th Floor New York, NY 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-234799

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one redeemable warrant(2)	1,150,000 Units	$10.00	$11,500,000	$1,491.90
Class A ordinary shares included as part of the units(3)	1,150,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	1,150,000 Warrants	—	—	—(4)
Total			$11,500,000	$1,491.90(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 150,000 units, consisting of 150,000 Class A ordinary shares and 150,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $69,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-234799), which was declared effective by the Securities and Exchange Commission on December 10, 2019. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $11,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,150,000 additional units of LIV Capital Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, including 150,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. Pursuant to Rule 462(b), the Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-234799) declared effective on December 10, 2019 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-234799 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Maples and Calder
5.2	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Marcum LLP
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page of the initial filing of Registration Statement on Form S-1, File No. 333-234799, initially filed on November 20, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 10, 2019.

LIV Capital Acquisition Corp.

By:	/s/ Alexander R. Rossi
	Name:	Alexander R. Rossi
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Name	Position	Date

/s/ Alexander R. Rossi Alexander R. Rossi	Chief Executive Officer and Chairman (Principal Executive Officer)	December 10, 2019

* Luis Rodrigo Clemente Gamero	Chief Financial Officer (Principal Financial and Accounting Officer)	December 10, 2019

* Humberto Zesati	Director	December 10, 2019

* Miguel Ángel Dávila	Director	December 10, 2019

*By:	/s/ Alexander R. Rossi	Attorney-in-fact	December 10, 2019
Alexander R. Rossi

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of LIV Capital Acquisition Corp., in New York, New York, on December 10, 2019.

By:	/s/ Richard Arthur
	Name:	Richard Arthur
	Title:	Assistant Secretary on behalf of Cogency Global Inc.